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EXHIBIT 16.1 TO FORM 8-K/A



June 6, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

         We have read Item 4 of Form 8-K/A Amendment No. 1 dated May 25, 2000, of Span-America Medical Systems, Inc. and are in agreement with the statements contained in the first sentence of Item 4(a) and with Items 4(b), 4(c), and 4(d) under Item 4 on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                                    Very truly yours,

                                                    /s/ Ernst & Young LLP